UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 23, 2007
COMPASS BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31272	63-0593897
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

15 South 20th Street
Birmingham, Alabama	35233
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (205) 297-3000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
     On July 23, 2007, Compass Bancshares, Inc. (“Compass”) sent a notice to its directors and executive officers informing them that a blackout period with respect to the Compass Bancshares, Inc. Employee Stock Ownership Plan and the Compass Bancshares, Inc. SmartInvestor Retirement Plan (the “Plans”) is expected to begin as of noon, central time, on August 24, 2007 and end during the week of September 16, 2007, during which time they will be subject to blackout restrictions with respect to transactions in Compass common stock and related equity securities. This blackout period is being implemented in connection with the anticipated acquisition of Compass by Banco Bilbao Vizcaya Argentaria, S.A. (“BBVA”). To administer the exchange of shares of Compass common stock held by the Plans for cash, BBVA American Depositary Shares, or a combination of both, in connection with the transaction, access to Compass common stock held in accounts under the Plans must be suspended for the blackout period, during which time participants in the Plans will be unable to engage in any transaction involving Compass common stock held in their Plan accounts, including investment direction and diversification, distribution and loan transactions.
     A copy of the blackout notice to directors and executive officers, which includes the information specified in Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference. During the blackout period and for a period of two years after the ending date of the blackout period, security holders or other interested persons may obtain, without charge, information about the actual beginning and ending dates of the blackout period by contacting Jerry Powell, at 15 South 20th Street, Suite 1802, Birmingham, Alabama 35233, or at (205) 297-3960, to whom all inquiries regarding the blackout period should be directed.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Notice to directors and executive officers of Compass Bancshares, Inc.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.
Dated: July 23, 2007

COMPASS BANCSHARES, INC.
By:	/s/ Kirk P. Pressley
Kirk P. Pressley
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice to directors and executive officers of Compass Bancshares, Inc.